   As filed with the Securities and Exchange Commission on February 28, 2000

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              MKS INSTRUMENTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                  MASSACHUSETTS
         (State or Other Jurisdiction of Incorporation or Organization)

                                   04-2277512
                      (I.R.S. Employer Identification No.)

SIX SHATTUCK ROAD, ANDOVER, MASSACHUSETTS                        01810
 (Address of Principal Executive Offices)                      (Zip Code)

                       MKS INSTRUMENTS, INC. INTERNATIONAL
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                JOHN R. BERTUCCI
                              MKS INSTRUMENTS, INC.
                                SIX SHATTUCK ROAD
                          ANDOVER, MASSACHUSETTS 01810
                     (Name and Address of Agent for Service)

                                 (978) 975-2350
          (Telephone Number, Including Area Code, of Agent For Service)


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                     PROPOSED
      TITLE OF                                        MAXIMUM
     SECURITIES                                      OFFERING           PROPOSED MAXIMUM          AMOUNT OF
        TO BE                   AMOUNT               PRICE PER         AGGREGATE OFFERING       REGISTRATION
     REGISTERED            TO BE REGISTERED            SHARE                 PRICE                    FEE
------------------------------------------------------------------------------------------------------------
Common Stock,
no par value                   50,000                $43.56(1)           $2,178,000(1)             $574.99
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 24, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's International Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

                  (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                  (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.

                  (3) The description of the common stock of the Registrant, no par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on March 2, 1999.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (1) the articles of organization; (2) a by-law adopted by the stockholders; or (3) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization (the "Articles of Organization"), the Registrant has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, Article 6 of the Registrant's Articles of Organization provides that the


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Registrant shall indemnify directors and officers of the Registrant against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as a director or officer with another organization. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Article 6 of the Registrant's Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent Chapter 156B of the Massachusetts General Laws prohibits the elimination or limitation of such liability.

         The Registrant has obtained directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8. EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

         1.       The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against



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such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Andover, Commonwealth of Massachusetts, on this 28th day of February, 2000.

                                             MKS INSTRUMENTS, INC.


                                             By: /s/ John R. Bertucci
                                                 -------------------------------
                                                 John R. Bertucci
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY

We, the undersigned officers and directors of MKS Instruments, Inc., hereby severally constitute John R. Bertucci, Ronald C. Weigner and Richard S. Chute, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable MKS Instruments, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

           Signature                               Title                               Date
           ---------                               -----                               ----

/s/ John R. Bertucci            Chairman of the Board and Chief                 February 28, 2000
------------------------------  Executive Officer (Principal Executive
John R. Bertucci                Officer)

/s/ Ronald C. Weigner           Vice President and Chief Financial              February 28, 2000
------------------------------  Officer (Principal Financial &
Ronald C. Weigner               Accounting Officer)

/s/ Richard S. Chute            Director                                        February 28, 2000
------------------------------
Richard S. Chute

/s/ Owen W. Robbins             Director                                        February 28, 2000
------------------------------
Owen W. Robbins

/s/ Robert J. Therrien          Director                                        February 28, 2000
------------------------------
Robert J. Therrien

/s/ Louis P. Valente            Director                                        February 28, 2000
------------------------------
Louis P. Valente




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




                                  EXHIBIT INDEX


Exhibit
Number                                   Description
-------                                  -----------

4.1(1)         Articles of Organization of the Registrant, as amended.

4.2(1)         Bylaws of the Registrant, as amended.

4.3(1) Specimen Certificate for shares of Common Stock, no par value per share, of the Registrant

5              Opinion of Hale and Dorr LLP

10.27          MKS Instruments, Inc. International Employee Stock Purchase Plan

23.1           Consent of Hale and Dorr LLP (included in Exhibit 5)

23.2           Consent of PricewaterhouseCoopers LLP

24 Power of Attorney (included on the signature page of this Registration Statement)








-----------------
(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-71363).





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